Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Vernal Capital Acquisition Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares underlying the rights included as part of the units	(1)	457(a)	575,000	$10.00	$5,750,000.00	0.0001381	$794.08
Fees Previously Paid	Equity	Units, each consisting of one ordinary share, $0.0001 par value and one right to receive one-fifth of one ordinary share	(2)	457(a)	11,500,000	10.00	115,000,000.00		15,881.50
Fees Previously Paid	Equity	Ordinary shares included as part of the units	(3)	Other	11,500,000	0.00	0.00		0.00
Fees Previously Paid	Other	Rights includes as part of the units	(4)	Other	11,500,000	0.00	0.00		0.00
Fees Previously Paid	Equity	Ordinary shares underlying the rights included as part of the units	(5)	457(a)	1,314,286	10.00	13,142,860.00		1,815.03
Fees Previously Paid	Equity	Ordinary shares underlying the rights included as part of the units	(6)	457(a)	985,714	10.00	9,857,140.00		1,361.27
Fees Previously Paid	Equity	Representative Shares	(7)	457(a)	46,000	10.00	460,000.00		63.53
Fees Previously Paid	Equity	Representative Shares	(8)	457(a)	69,000	$10.00	$690,000.00		$95.29

Total Offering Amounts:							$144,900,000.00		20,010.70
Total Fees Previously Paid:									19,216.62
Total Fee Offsets:									0.00
Net Fee Due:									$794.08

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Representing 11,500,000 units including 10,000,000 units to be issued in the offering and up to 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one ordinary share and one-fifth (1/5th) of one right.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.